Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-67800, 333-50084, 333-33101, 333-19863, 333-82475, 333-119681, 333-142843 and 333-174619) and Form S‑3 (No. 333-184087) of Service Corporation International of our report dated December 19, 2013 relating to the financial statements of Stewart Enterprises, Inc., which appears in this Current Report on Form 8‑K of Service Corporation International dated December 23, 2013.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 3, 2014